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                              AMENDMENT NO. 2
                                     TO
                        AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER, dated as of October 5, 1995, is between Weatherford International Incorporated, a Delaware corporation, and Enterra Corporation, a Delaware corporation.


                            W I T N E S S E T H:

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of June 23, 1995, and Amendment No. 1 to Agreement and
Plan of Merger dated as of August 28, 1995 (collectively, the "Merger
Agreement");

     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth in this Amendment No. 2;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1.  Exhibits 5.15, 5.19(a)(ii) and 5.19(a)(iv) to the
Merger Agreement are amended to read in their entirety as attached hereto.

     Section 2. This Amendment No. 2 shall be governed in all respects, including, without limitation, validity, interpretation and effect, by the laws of the State of Delaware.

     Section 3. This Amendment No. 2 may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.


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     Section 4.  As amended by this Amendment No. 2, the Merger Agreement remains in full force and effect.

     IN WITNESS WHEREOF, this Amendment No. 2 has been signed by or on behalf of each of the parties as of the date first above written.

                                      WEATHERFORD INTERNATIONAL INCORPORATED



                                      By      /s/ PHILIP BURGUIERES
                                        ------------------------------------
                                        Philip Burguieres
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                                      ENTERRA CORPORATION



                                      By         /s/ D. DALE WOOD
                                        ------------------------------------
                                        D. Dale Wood
                                        Chairman of the Board, President and
                                        Chief Executive Officer





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